DEAN HELLER	Filed in the office of	Document Number
Secretary of State		20050580166-93
206 North Carson Street	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Secretary of State	11/29/2005 3:12 PM
(775) 684 8708	State of Nevada	Entity Number
Website: secretaryofstate.biz		E0802622005-3

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	SUCCESS EXPLORATION & RESOURCES, INC.

2.	Resident Agent	Alexander Long
	Name and Street	Name
	Address:	9361 Buckhaven Dr.	Las Vegas	NEVADA	89117
	(must be a Nevada address	Street Address	City	State	Zip Code
	where process may be	9101 W. Sahara 105-195	Las Vegas	NEVADA	89117
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	70,000,000 Common 5,000,000 Preferred	both classes: $0.001
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	Alexander Long
	& Addresses,	Name
	of Board of	9361 Buckhaven Dr.	Las Vegas	NEVADA	89117
	Directors/Trustees:	Street Address	City	State	Zip Code
(attached additional page
	there is more than 3	Name
directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any lawful legal purpose

6.	Names, Address	Alexander Long	/S/Alexander Long
	and Signature of	Name	Signature
	Incorporator:	9361 Buckhaven Dr.	Las Vegas	NEVADA	89117
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/S/Alexander Long		November 20th, 2005
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.